SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-A


        For Registration of Certain Classes of Securities
             Pursuant to Section 12(b) or (g) of the
                 Securities Exchange Act of 1934


                     FINE AIR SERVICES, INC.
     (Exact name of registrant as specified in its charter)


                 Florida                     65-0140639
         (State of incorporation          (I.R.S. Employer
            or organization)             Identification No.)




    2261 N.W. 67th Avenue, Bldg. 700,
             Miami, Florida                     33122
(Address of principal executive offices)     (Zip Code)


If this Form relates to the registration of a class of debt
securities and is effective upon filing pursuant to General
Instruction A(c)(1) please check the following box.    [  ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                Name of each exchange on which
to be so registered                each class is to be registered


None                                            None


Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, $0.01 par value
                        (Title of Class)





ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          Reference is made to the discussion of the Registrant's
Common Stock in the section entitled "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1
(File No. 333-28569), filed with the Securities and Exchange
Commission on June 5, 1997 (as amended, the "Registration
Statement"), which disclosures are incorporated by reference herein.


ITEM 2.   EXHIBITS.

          1    Amended and Restated Articles of Incorporation*

          2    Amended and Restated Bylaws*

________________________

* These Exhibits are incorporated herein by reference to the Exhibits to the Registration Statement.


































                            SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   FINE AIR SERVICES, INC.



                                   By: /s/ BARRY H. FINE
                                       Barry H. Fine
                                       President and Chief
                                       Executive Officer


Dated:  July 14, 1997